Exhibit 21-4

Exelon Generation Company, LLC Subsidiary Listing

Affiliate	Jurisdiction of Formation
AllEnergy Gas & Electric Marketing Company, LLC	Delaware
AmerGen Clinton NQF, LLC	Nevada
AmerGen Consolidation, LLC	Nevada
AmerGen Energy Company, LLC	Delaware
AmerGen Oyster Creek NQF, LLC	Nevada
AmerGen TMI NQF, LLC	Nevada
Braidwood 1 NQF, LLC	Nevada
Braidwood 2 NQF, LLC	Nevada
Byron 1 NQF, LLC	Nevada
Byron 2 NQF, LLC	Nevada
Cenesco Company, LLC	Delaware
Concomber, Ltd.	Bermuda
Conemaugh Fuels, LLC	Delaware
Dresden 1 NQF, LLC	Nevada
Dresden 2 NQF, LLC	Nevada
Dresden 3 NQF, LLC	Nevada
ENEH Services, LLC	Delaware
Exelon Allowance Management Company, LLC	Delaware
Exelon AOG Holding # 1, Inc.	Delaware
Exelon AOG Holding # 2, Inc.	Delaware
Exelon Edgar, LLC	Delaware
Exelon Energy Company	Delaware
Exelon Framingham Development, LLC	Delaware
Exelon Framingham, LLC	Delaware
Exelon Generation Consolidation, LLC	Nevada
Exelon Generation Finance Company, LLC	Delaware
Exelon Generation International, Inc.	Pennsylvania
Exelon Hamilton, LLC	Delaware
Exelon New Boston, LLC	Delaware
Exelon New England Development, LLC	Delaware
Exelon New England Holdings, LLC	Delaware
Exelon New England Power Marketing, Limited Partnership	Delaware
Exelon Peaker Development General, LLC	Delaware
Exelon Peaker Development Limited, LLC	Delaware
Exelon PowerLabs, LLC	Pennsylvania
Exelon SHC, Inc.	Delaware
Exelon West Medway Development, LLC	Delaware
Exelon West Medway Expansion, LLC	Delaware
Exelon West Medway, LLC	Delaware
Exelon Wyman, LLC	Delaware
ExTex LaPorte Limited Partnership	Texas
ExTex Marketing, LLC	Delaware
ExTex Power, LP	Delaware
ExTex Retail Services Company, LLC	Delaware
Keystone Fuels, LLC	Delaware
LaSalle 1 NQF, LLC	Nevada

LaSalle 2 NQF, LLC	Nevada
Limerick 1 NQF, LLC	Nevada
Limerick 2 NQF, LLC	Nevada
North America Power Services, Inc.	Delaware
Nuclear US Holdings, Inc.	Delaware
Nuclear US Investments, LLC	Delaware
Nuclear, Limited Partnership	Delaware
PeachBottom 1 NQF, LLC	Nevada
PeachBottom 2 NQF, LLC	Nevada
PeachBottom 3 NQF, LLC	Nevada
PECO Energy Power Company	Pennsylvania
Penesco Company, LLC	Delaware
Quad Cities 1 NQF, LLC	Nevada
Quad Cities 2 NQF, LLC	Nevada
Salem 1 NQF, LLC	Nevada
Salem 2 NQF, LLC	Nevada
Sithe Latin American Holdings, Ltd.	Cayman Islands
Sithe Overseas Power Services, Ltd.	Virgin Islands
Sithe PARDO Holdings, Ltd.	Cayman Islands
Sithe Tamuin Energy Services II, S. de R.L. de C.V.	Mexico
Sithe Tamuin Energy Services, S. de R.L. de C.V.	Mexico
Sithe Tamuin Investments II, S. de R.L. de C.V.	Mexico
Sithe Tamuin Investments, S. de R.L. de C.V.	Mexico
Southeast Chicago Energy Project, LLC	Delaware
Susquehanna Electric Company	Maryland
Susquehanna Power Company	Maryland
Tamuin Development Services, S. de R.L. de C.V.	Mexico
Tamuin Energy Management Services II, Inc.	Delaware
Tamuin Energy Management Services, Inc.	Delaware
Tamuin Holdings A, LLC	Delaware
Tamuin Holdings II, LLC	Delaware
Tamuin Holdings III, LLC	Delaware
Tamuin Holdings, LLC	Delaware
Tamuin International Finance II, LLC	Delaware
Tamuin International Finance, LLC	Delaware
Tamuin International, Inc.	Delaware
Tamuin Mexican Business Trust	Mexico
Tamuin Mexican Business Trust II	Mexico
TEG Holdings, LLC	Delaware
Termoelectrica del Golfo, S. de RL. de C.V.	Mexico
Termoelectrica Penoles, S. de R.L. de C.V.	Mexico
Texas Ohio Gas, Inc.	Texas
The Proprietors of the Susquehanna Canal	Maryland
Zion 1 NQF, LLC	Nevada
Zion 2 NQF, LLC	Nevada